As filed with the Securities and Exchange Commission on November 15, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENTIVA HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4335801
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3350 Riverwood Parkway, Suite 1400

Atlanta, Georgia 30339-3314

(770) 951-6450

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John N. Camperlengo, Esq.

Senior Vice President, General Counsel and Secretary

Gentiva Health Services, Inc.

3350 Riverwood Parkway, Suite 1400

Atlanta, Georgia 30339-3314

(770) 951-6450

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew M. Altman, Esq.

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue

Suite 4400

Miami, Florida 33131

(305) 579-0500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.10 per share	4,812,407	$11.02	$53,032,725.14	$6,830.62

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.10 per share (“Common Stock”), of Gentiva Health Services, Inc. that may be offered or become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. Calculated based on the average high and low sales price of the Registrant’s Common Stock on the NASDAQ Global Select Market on November 12, 2013.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 15, 2013

PROSPECTUS

4,812,407 Shares

Gentiva Health Services, Inc.

Common Stock

The shares of common stock described in this prospectus are being offered for sale from time to time by the selling stockholders named herein, who we refer to as the Selling Stockholders. We issued such shares to the Selling Stockholders pursuant to an Agreement and Plan of Merger, dated as of September 18, 2013, referred to as the Merger Agreement, pursuant to which we acquired Harden Healthcare Holdings, Inc., referred to as Harden. The Selling Stockholders, or their respective permitted transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the Selling Stockholders’ sale of such shares. You should read this prospectus, the applicable prospectus supplement, if any, and other offering materials carefully before you invest.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “GTIV.” On November 13, 2013, the last reported sale price of our common stock on the NASDAQ Global Select Market was $11.02 per share.

Investing in our common stock involves risks. Before buying our common stock, you should carefully consider the Risk Factors contained on page 6 in this prospectus and the documents we incorporate by reference, including our most recent annual report on Form 10-K, as updated or supplemented by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K to the extent filed.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters.

This prospectus provides you with only a general description of the securities being offered. Each time any selling stockholder sells any of the offered shares, such selling stockholder will provide this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” located on page 12.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to these securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we have indicated, or the context otherwise requires, references in this prospectus to the “Company,” “Gentiva,” “we,” “us,” “our,” or similar terms are to Gentiva Health Services, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on our current expectations, assumptions and estimates about us and our industry. These forward-looking statements involve risks and uncertainties. Words such as “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. All statements other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. These forward-looking statements are based on our current expectations, are not guarantees of future performance, are subject to a number of risks, uncertainties, assumptions and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those anticipated in such forward-looking statements. Important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, the following:

•	general economic and business conditions;

•	demographic changes;

•	changes in, or failure to comply with, existing governmental regulations;

•	impact on the Company of healthcare reform legislation and its implementation through governmental regulations;

•	legislative proposals for healthcare reform;

•	changes in Medicare, Medicaid and commercial payer reimbursement levels;

•	the outcome of any inquiries into the Company’s operations and business practices by governmental authorities;

•	compliance with any corporate integrity agreement affecting the Company’s operations;

•	effects of competition in the markets in which the Company operates;

•	liability and other claims asserted against the Company;

•	ability to attract and retain qualified personnel;

•	availability and terms of capital;

•	loss of significant contracts or reduction in revenues associated with major payer sources;

•	ability of customers to pay for services;

•	business disruption due to natural disasters, pandemic outbreaks, terrorist acts or cyber attacks;

•	availability, effectiveness, stability and security of the Company’s information technology systems;

•	ability to successfully integrate the operations of Harden Healthcare Holdings, Inc. and other acquisitions the Company may make and achieve synergies and operational efficiencies within expected time-frames;

•	ability to maintain compliance with financial covenants under the Company’s credit agreement;

•	effect on liquidity of the Company’s debt service requirements;

•	changes in estimates and judgments associated with critical accounting policies and estimates;

•	the other factors referenced in this prospectus, including, without limitation, under “Risk Factors”; and

•	other risks detailed from time to time in the reports filed by us with the SEC.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. If any of the foregoing risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express or imply by any of our forward-looking statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable laws, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan and assume no obligation to publicly update or revise any forward-looking statements contained herein after the date of this prospectus, whether as a result of any new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents to which we have referred to in “Incorporation of Certain Documents by Reference” for information about us and our financial statements.

Our Company

Following the acquisition of Harden on October 18, 2013, we became a leading provider of home health, hospice and community care services, serving patients through approximately 584 locations in 40 states. We provide a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; and other therapies and services. Our revenues are generated from federal and state government programs, commercial insurance and individual consumers.

Our community care services support patients who have chronic or long-term disabilities who need help with routine personal care. We conduct our community care services operations in four states. Community care tasks include help with personal needs, such as bathing and dressing, and household activities, such as laundry and shopping, all of which help enable the patient to remain at home.

Our home health services include direct home nursing and therapy services, including specialty programs. We conduct direct home nursing and therapy services operations through licensed and Medicare-certified agencies, located in 38 states, from which we provide various combinations of skilled nursing and therapy services and paraprofessional nursing services to adult and elder patients. Our direct home nursing and therapy services operations also deliver services to our customers through focused specialty programs that include:

•	Gentiva Orthopedics, which provides individualized rehabilitation services to patients recovering from joint replacement or other major orthopedic surgery;

•	Gentiva Safe Strides®, which provides therapies for patients with balance issues who are prone to injury or immobility as a result of falling;

•	Gentiva Cardiopulmonary, which helps patients and their physicians manage heart and lung health in a home-based environment;

•	Gentiva Neurorehabilitation, which helps patients who have experienced a neurological injury or condition by removing the obstacles to healing in the patient’s home; and

•	Gentiva Senior Health, which addresses the needs of patients with age-related diseases and issues to effectively and safely stay in their homes.

Through our hospice services we serve terminally ill patients and their families through Medicare-certified providers operating in 30 states. Comprehensive management of the healthcare services and products needed by hospice patients and their families are provided through the use of an interdisciplinary team. Depending on a patient’s needs, each hospice patient is assigned an interdisciplinary team comprised of a physician, nurse(s), home health aide(s), medical social worker(s), chaplain, dietary counselor and bereavement coordinator, as well as other care professionals. We also provide services under our focused Memory Care Specialty Program, which provides an individualized disease management program addressing the physical needs specific to Alzheimer’s and dementia patients and support mechanisms for their caregivers. We also have under development a focused Cardiac Specialty Program, which will help patients and their physicians aggressively manage symptoms associated with heart disease, focusing on quality of life and pain control.

Harden Acquisition

On October 18, 2013, we completed our acquisition of Harden for an aggregate purchase price equal to approximately $408.8 million, comprising approximately $355.0 million in cash and $53.8 million in shares of our common stock. Additionally, in connection with our acquisition of Harden, we entered into a new senior secured credit agreement, referred to as the Credit Agreement, which provides for a $670 million term loan B facility, a $155 million term loan C facility and a $100 million revolving credit facility, each of which is guaranteed jointly and severally by substantially all of our wholly owned subsidiaries, referred to as the Guarantors, including Harden and its subsidiaries, and is secured by a first-priority security interest in substantially all our and the Guarantors’ existing and future assets.

        We used a combination of cash on hand and the proceeds from the new term loans and a portion of the new revolving credit facility to pay the cash portion of the purchase price, repay certain of Harden’s outstanding debt, and repay all amounts outstanding under our existing credit facility. On the closing date of the Harden acquisition, we terminated our existing credit facility, together with all other agreements and instruments ancillary to that agreement.

For more information regarding our acquisition of Harden, our entering into the Credit Agreement, the payment of the related fees and expenses in respect of each of the foregoing, and the repayment of Harden’s outstanding debt and our existing credit facility, please see “Where You Can Find More Information.”

We were incorporated under the laws of Delaware in August 1999. Our principal executive offices are located at 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339-3314, and our telephone number is (770) 951-6450.

The Offering

Common Stock Offered	4,812,407 shares. See “Selling Stockholders.”

Common Stock Outstanding	36,265,655 shares as of November 6, 2013, including 4,812,407 shares issued to the Selling Stockholders.

Use of Proceeds	The Selling Stockholders will receive the proceeds from the sale of shares offered by this prospectus and the accompanying prospectus supplement, if any. We will receive none of the proceeds but will pay the expenses of this offering.

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus and the accompanying prospectus supplement, if any, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Symbol	GTIV

See “Description of Common Stock” for additional information regarding the common stock to be sold pursuant to this prospectus.

RISK FACTORS

An investment in our common stock involves significant risks. You should consult with your own financial and legal advisers and carefully consider, among other matters, the risks described in our most recent Annual Report on Form 10-K and the other documents incorporated herein by reference, together with the risk factors described in any prospectus supplement and under the heading “Risk Factors” in our Registration Statement on Form S-3 (File No. 333-192154) filed with the SEC on November 7, 2013, which risk factors are incorporated herein by reference. You should carefully consider the risks described in those reports and documents, together with the other information in this prospectus, before you decide to buy our shares. The value of our shares could decline due to any of these risks, and you could lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from any Selling Stockholder’s sale of the shares of common stock described in this prospectus.

SELLING STOCKHOLDERS

On October 18, 2013, pursuant to the Merger Agreement under which we acquired Harden, we issued to the Selling Stockholders the shares of our common stock offered hereby. Also on October 18, 2013, we entered into a Stockholders’ Agreement with the Selling Stockholders, referred to as the Stockholders’ Agreement, pursuant to which we agreed to register the resale of the common stock offered by the Selling Stockholders hereby.

Except as noted in the table below, none of the Selling Stockholders currently holds, or has held within the past three years, any position or office with us or any of our predecessors or affiliates, nor does any Selling Stockholder currently have, or has had within the past three years, any other material relationship with us or any of our predecessors or affiliates.

The information contained in the table below in respect of the Selling Stockholders has been obtained from the Selling Stockholders and has not been independently verified by us. To our knowledge, except as indicated by footnote and subject to applicable community property laws, the Selling Stockholders have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Since the date that each of the Selling Stockholders provided information regarding his or its ownership of the shares, he or it may have sold, transferred or otherwise disposed of all or a portion of his or its shares of common stock in transactions exempt from the registration requirements of the Securities Act. Information concerning the Selling Stockholder may change from time to time and, as required, any changed information will be set forth in a prospectus supplement to this prospectus. The Selling Stockholders may sell all, some or none of their respective shares in this offering. See “Plan of Distribution.” The information set forth in the following table regarding the beneficial ownership after this offering is based upon the assumption that the Selling Stockholders will sell all of their respective shares of common stock owned by them and covered by this prospectus and any prospectus supplement.

Selling Stockholder	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned Prior to the Offering (2)	Number of Shares Offered	Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering
Harden Healthcare Texas, LLC (3)	49,755	*	49,755	0		*
Hicks Healthcare, LP (3)	1,906,150	5.3%	1,906,150	0		*
St. Niklaas Healthcare, LP (4)	816,667	2.3%	816,667	0		*
Kristen Hicks Hanson 2006 Trust (5)	96,943	*	96,943	0		*
Robert Steven Hicks 2006 Trust (5)	96,943	*	96,943	0		*
Brandon V. Hicks 2006 Trust (5)	96,943	*	96,943	0		*
Shelly Mabry Ellard 2006 Trust (5)	96,943	*	96,943	0		*
Jason Mabry 2006 Trust (5)	96,943	*	96,943	0		*
Benjamin M. Hanson	24,602	*	24,602	0		*
R. Steven Hicks (6)	481,288	1.3%	481,288	0		*
Robert S. Hicks, Jr.	68,413	*	68,413	0		*
Lewis N. Little, Jr.	503,611	1.4%	503,611	0		*
KKR Debt Investors II (2006) (Ireland) L.P.	56,999	*	56,999	0		*
KKR Financial Holdings III, LLC	56,999	*	56,999	0		*
KKR – Milton Capital Partners L.P.	212,092	*	212,092	0		*
Oregon Public Employees Retirement Fund	151,116	*	151,116	0		*

*	Less than one percent
(1)	As of immediately prior to the date of this prospectus.
(2)	Percentage ownership calculation is based on 36,265,655 shares of common stock outstanding as of November 6, 2013, which includes the 4,812,407 shares offered by the Selling Stockholders hereby.
(3)	R. Steven Hicks has voting and dispositive power over the shares of common stock held by this entity.
(4)	Mr. W. Brian DeRoeck, who is an officer of the general partner of St. Niklaas Healthcare, LP, has voting and dispositive power over the shares of common stock held by St. Niklaas Healthcare, LP.
(5)	R. Steven Hicks, as trustee, has voting and dispositive power over the shares of common stock held by this trust.

(6)	R. Steven Hicks has served as Vice Chairman of our Board of Directors since October 18, 2013. Mr. Hicks will serve until our next annual meeting of stockholders, at which time, in accordance with the Stockholders’ Agreement, Mr. Hicks will be nominated for election at such meeting. Mr. Hicks is the Chairman of Capstar Partners, LLC, which we refer to as Capstar. On October 18, 2013, we entered into a five-year consulting agreement with Capstar and Javelin Healthcare Holdings, LLC, now named Harden Healthcare Holdings, LLC and one of our indirectly owned subsidiaries, pursuant to which Capstar provides consulting services with respect to the business of Harden. Pursuant to the Consulting Agreement, we have agreed to pay Capstar an amount equal to $1.0 million per year (commencing as of January 1, 2014) if the Community Care Rate (as defined in the Consulting Agreement) exceeds the Base Community Care Rate (as defined in the Consulting Agreement). If for a given year the Community Care Rate fails to exceed the Base Community Care Rate, Capstar will not be entitled to any payment under the Consulting Agreement for such year. Additionally, on October 18, 2013, we entered into an agreement pursuant to which Capstar Investment Partners, L.P., a Texas limited partnership in which Mr. Hicks has an indirect material interest, referred to as Capstar L.P., agreed to terminate a certain sublease agreement in connection with our acquisition of Harden. Under this agreement, we have agreed to pay Capstar L.P., for each of five calendar years commencing January 1, 2014, an amount equal to either (i) $750,000 if the Community Care Rate exceeds the Base Community Care Rate for such year and (ii) zero dollars if the Community Care Rate fails to exceed the Base Community Care Rate for such year. For more information about the Stockholders’ Agreement and the Consulting Agreement, please see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

DESCRIPTION OF COMMON STOCK

Overview

This prospectus describes the general terms of our common stock. For a more detailed description of our common stock, you should read the applicable provisions of Delaware law and our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws.

Under our Amended and Restated Certificate of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 125,000,000, consisting of 25,000,000 shares of preferred stock, par value $0.01 per share, and 100,000,000 shares of common stock, par value $0.10 per share. As of November 6, 2013, there were 36,265,655 shares of common stock outstanding held of record by approximately 3,700 holders and no shares of preferred stock outstanding.

General Description of our Common Stock

Subject to all classes of stock at the time outstanding having prior rights as to dividends, the holders of common stock are entitled to receive such dividends, if any, as may from time to time be declared by our Board of Directors out of funds legally available therefor. Pursuant to our Amended and Restated Certificate of Incorporation, holders of common stock are entitled to one vote for each share upon all matters and proposals presented to the stockholders on which the holders of common stock are entitled to vote. Except as otherwise provided by law or by a preferred stock designation, the holders of common stock shall have the exclusive right to vote for the election of directors and on all other matters or proposals presented to the stockholders; provided, however, that the holders of shares of common stock shall not be entitled to vote on any amendment of our Amended and Restated Certificate of Incorporation (including any amendment of any provision of a preferred stock designation) that relates solely to the powers, privileges, preferences or rights pertaining to one or more outstanding series of preferred stock, or the number of shares of any such series, and does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock, if the holders of any of such series of preferred stock are entitled, separately or together with the holders of any other series of preferred stock, to vote thereon pursuant to our Amended and Restated Certificate of Incorporation (including any preferred stock designation) or pursuant to the General Corporation Law of the State of Delaware, unless a vote of holders of shares of common stock is otherwise required by any provision of the preferred stock designation for any such series or any other provision of the Amended and Restated Certificate of Incorporation of Gentiva fixing the powers, privileges, powers and rights of any such series or the qualifications, limitations or restrictions thereon or is otherwise required by law. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights. Subject to all classes of stock at the time outstanding having prior rights as to liquidation, upon the liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share equally and ratably in our assets. The rights, preferences and privileges of holders of common stock are subject to any series of preferred stock which we may issue in the future.

Transfer Agent and Registrar

Computershare Trust Company, N.A. has been appointed as the transfer agent and registrar for our common stock.

Anti-Takeover Effects of our Charter Documents and Delaware Law

Delaware Law

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

•	prior to this time, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, subject to certain exceptions; or

•	at or subsequent to such time, the business combination is approved by our Board of Directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving Gentiva and the interested stockholder;

•	any transaction with the interested stockholder involving any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Gentiva having a market value of 10% or more of either the consolidated assets of Gentiva or the market value of all of Gentiva’s outstanding stock (whether in one transaction or in a series of transactions);

•	any transaction that results in the issuance or transfer by Gentiva of any stock of Gentiva to the interested stockholder, subject to limited exceptions;

•	any transaction involving Gentiva that has the effect of increasing the proportionate share of the stock of any class or series of Gentiva beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through Gentiva.

In general, Section 203 defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Amended and Restated Certificate of Incorporation and By-Law Provisions

Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management. First, our Board of Directors can issue up to 25,000,000 shares of preferred stock, with any rights or preferences. Second, our Amended and Restated By-laws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing. Our Amended and Restated By-Laws also specify requirements as to the form and content of a stockholder’s notice. Our Amended and Restated By-Laws further provide that a meeting of stockholders may be called only by the Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors by resolution. These provisions may delay or preclude stockholders from calling a meeting of the stockholders, bringing matters before a meeting of stockholders or making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in management. Third, our Amended and Restated Certificate of Incorporation provides that our Board of Directors may fix the number of directors by adopting a bylaw amendment. Fourth, our Amended and Restated Certificate of Incorporation does not provide for cumulative voting for directors. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our stock to elect any directors to our board. Fifth, our Amended and Restated By-Laws prohibit stockholder actions to be made by written consent.

PLAN OF DISTRIBUTION

Pursuant to our obligations under the Stockholders’ Agreement, we are registering the shares of common stock covered by this prospectus and any applicable prospectus supplement for the benefit of the Selling Stockholders, and we have agreed to indemnify the Selling Stockholders against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. We will bear all fees and expenses incident to our obligation to register the shares of common stock; provided, however, that the Selling Stockholders will pay all discounts and selling commissions applicable to the sale of the common stock.

Under the Stockholders’ Agreement, subject to certain exceptions, the Selling Stockholders have agreed not to sell or otherwise transfer approximately 1,566,828 of the shares of common stock offered hereby prior to October 18, 2014.

The Selling Stockholders will act independently of Gentiva in making decisions with respect to the timing, manner and size of each and any sale. The Selling Stockholders may sell the shares from time to time in one or more transactions on the NASDAQ Global Select Market or otherwise, at market prices prevailing at the time of sale, at a fixed offering price that may be changed, at varying prices determined at the time of sale or at negotiated prices. The Selling Stockholders may, subject to market conditions and the restrictions on transfer contained in the Stockholders’ Agreement, dispose of their entire respective holdings of our common stock. We will not receive any proceeds from the sale of shares included in this prospectus. The shares may be sold at various times by one or more means, including, but not limited to, the following:

•	through underwriters, brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

•	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in private transactions other than exchange or quotation service transactions;

•	through short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	through hedging transactions, including, but not limited to:

•	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	through offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through distribution to the securityholders of a Selling Stockholder;

•	by pledge to secure debts and other obligations;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

Additionally, the Selling Stockholders may, subject to the restrictions on transfer contained in the Stockholders’ Agreement, resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, subject to satisfying the conditions and conforming to the requirements of Rule 144.

The Selling Stockholders may negotiate and pay broker-dealers’ commissions, discounts or concessions for their services. Broker-dealers engaged by the Selling Stockholders may allow other broker-dealers to participate in resales.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them, and if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or a supplement or, if required, a post-effective amendment to this prospectus, revising, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successor in interest as a Selling Stockholder under this prospectus. The Selling Stockholders also may transfer and donate the common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

We are not aware of any agreements, understandings, plans or arrangements between any Selling Stockholder and any underwriters or broker-dealers regarding the sale of any of the shares of common stock covered by this prospectus.

There can be no assurance that any Selling Stockholder will sell any or all of the common stock registered pursuant to the registration statement of which this prospectus forms a part. Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, and the rules and regulations promulgated thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

The Selling Stockholders have acknowledged their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, Miami, Florida.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of a registration statement that we filed with the SEC and it does not contain all the information contained in the registration statement and the exhibits to the registration statement. For further information with respect to us, we refer you to the registration statement and to the exhibits to the registration statement. You can inspect and copy the reports, statements and other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants such as Gentiva that file electronically with the SEC.

We also make available free of charge on or through our Internet website, http://www.gentiva.com under “Investors,” all of the annual, quarterly and current reports, proxy statements, Section 16 insider reports on Form 3, Form 4 and Form 5 and amendments to these reports and other information we file with the SEC. Additionally, our board committee charters, code of business conduct and ethics, code of ethics for senior financial officers, corporate governance guidelines and executive incentive compensation recoupment policy are available on our website and in print to any stockholder who requests them. The reference to our website address does not constitute incorporation by reference of the information contained in the website and should not be considered part of this prospectus or the registration statement of which this prospectus forms a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2013;

•	Current Reports on Form 8-K filed with the SEC on May 14, 2013, September 16, 2013, September 20, 2013, October 22, 2013 and October 31, 2013 (not including any information furnished under Item 2.02, 7.01 or 9.01 of any such Form 8-K);

•	The section entitled “Risk Factors” contained in our Registration Statement on Form S-3 (File No. 333-192154) filed with the SEC on November 7, 2013; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 4, 2000, including any amendment or report filed for the purpose of updating that description.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) before the Selling Stockholders stop offering the securities under this prospectus (including any such document filed by us prior to the effectiveness of this registration statement) shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any stockholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information incorporated by reference into this prospectus. Please direct requests to us at the following address:

Office of the Secretary

Gentiva Health Services, Inc.

3350 Riverwood Parkway, Suite 1400

Atlanta, Georgia 30339-3314

(770) 951-6450

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.

4,812,407 Shares

Gentiva Health Services, Inc.

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$6,830.62
Legal Fees and Expenses	30,000.00
Accounting Fees and Expenses	20,000.00
Printing Expenses	5,000.00
Miscellaneous	5,000.00

Total	$66,830.62

Item 15.	Indemnification of Directors and Officers

Incorporated in the State of Delaware, Gentiva is subject to the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-law, agreement, vote or otherwise.

Our Amended and Restated Certificate of Incorporation provides that we shall indemnify (A) our directors and officers, whether serving us or at our request, any other entity, to the full extent required or permitted by the DGCL, including the advancement of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be expressly authorized by the Board of Directors or the By-Laws and as permitted by law.

Our Amended and Restated By-laws (“Bylaws”) provide that, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware as in effect from time to time, we shall indemnify and/or hold harmless any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of Gentiva, or, if at a time when he or she was a director or officer of Gentiva, is or was serving at the request of, or to represent the interests of, the corporation as a director, officer, partner, member, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association (an “Affiliated Entity”), against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that (i) Gentiva shall not be obligated to indemnify and/or hold harmless a director or officer of Gentiva or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chief Executive Officer or the President of Gentiva, and (ii) Gentiva shall not be obligated to indemnify and/or hold harmless against any amount paid in settlement unless Gentiva has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding foregoing, a person shall not be entitled, as a matter of right, to indemnification and/or to be held harmless against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against Gentiva or any Affiliated Entity or any person who is or was a director, officer, partner, member, fiduciary, employee or agent of Gentiva or a Subsidiary Officer of any Affiliated Entity in their capacity as such, but such indemnification and/or such right to be held harmless may be provided in a specific case as permitted by the Bylaws.

Additionally, to the fullest extent permitted and in the manner required, by the Laws of the State of Delaware as in effect from time to time, the Bylaws provide that we shall indemnify and/or hold harmless any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of Gentiva to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of Gentiva, or, if at a time when he or she was a director or officer of Gentiva, is or was serving at the request of, or to represent the interests of, Gentiva as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Gentiva unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper; provided, however, that we shall not be obligated to indemnify and/or hold harmless a director or officer of Gentiva or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof, or the Chief Executive Officer or the President of the corporation. Notwithstanding the foregoing, a person shall not be entitled, as a matter of right, to indemnification and/or to be held harmless against costs and expenses incurred in connection with any action or suit in the right of Gentiva commenced by such Person, but such indemnification and/or right to be held harmless may be provided in any specific case as permitted by the Bylaws.

Notwithstanding the other provisions of the Bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified and/or held harmless against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

Our Amended and Restated Certificate of Incorporation provides that none of our directors shall be liable to Gentiva or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exculpation from liability or limitation thereof is not permitted under the DGCL, as amended.

We have obtained and maintain insurance policies insuring our directors and officers, including those of our subsidiaries, against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Additionally, we have entered into indemnification agreements with all of our directors and certain of our officers to provide them with the maximum indemnification allowed under our Amended and Restated Certificate of Incorporation, Bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any proceeding in which such person is named as a defendant by reason of being or having been a director, officer or employee of Gentiva, a subsidiary of Gentiva or any other entity or enterprise in which the individual has served at the request of Gentiva, to the fullest extent indemnification is permitted by the laws of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, it is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 16.	Exhibits

Exhibit Description	Description

4.1	Amended and Restated Certificate of Incorporation of Gentiva (incorporated by reference from Exhibit 3.1 to Gentiva’s Current Report on Form 8-K filed on May 12, 2008).

4.2	Amended and Restated By-Laws of Gentiva (incorporated by reference from Exhibit 3.1 to Gentiva’s Current Report on Form 8-K filed on November 7, 2011).

4.3	Specimen of Common Stock (incorporated by reference from Exhibit 4.1 to Gentiva’s Amendment No. 4 to the Registration Statement of Company on Form S-4 dated February 9, 2000 (File No. 333-88663)).

4.4	Stockholders’ Agreement, dated October 18, 2013, by and among Gentiva, R. Steven Hicks, as Stockholders’ Representative, and the former stockholders of Harden Healthcare Holdings, Inc. party thereto (incorporated by reference to Exhibit 10.1 to Gentiva’s Current Report on Form 8-K filed on October 22, 2013).

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 15, 2013.

Gentiva Health Services, Inc.

By:	/s/ Tony Strange
Tony Strange
Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ Eric R. Slusser
Eric R. Slusser
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

By:	/s/ David L. Gieringer
David L. Gieringer
Vice President, Controller and Chief Accounting Officer
(Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tony Strange, Eric R. Slusser and John N. Camperlengo and each of them such person’s true and lawful attorney-in-fact and agent, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Tony Strange Tony Strange	Chief Executive Officer, President and Director (Principal Executive Officer)	November 15, 2013

By:	/s/ Eric R. Slusser Eric R. Slusser	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 15, 2013

By:	/s/ David L. Gieringer David L. Gieringer	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 15, 2013

By:	/s/ Robert S. Forman, Jr.	Director	November 15, 2013
Robert S. Forman, Jr.

By:	/s/ Victor F. Ganzi	Director	November 15, 2013
Victor F. Ganzi

By:	/s/ R. Steven Hicks	Director	November 15, 2013
R. Steven Hicks

By:	/s/ Philip R. Lochner, Jr.	Director	November 15, 2013
Philip R. Lochner, Jr.

By:	/s/ Stuart Olsten	Director	November 15, 2013
Stuart Olsten

By:	/s/ Sheldon M. Retchin	Director	November 15, 2013
Sheldon M. Retchin

By:	/s/ Raymond S. Troubh	Director	November 15, 2013
Raymond S. Troubh

By:	/s/ Rodney D. Windley	Director	November 15, 2013
Rodney D. Windley

INDEX TO EXHIBITS

Exhibit Description	Description

4.1	Amended and Restated Certificate of Incorporation of Gentiva (incorporated by reference from Exhibit 3.1 to Gentiva’s Current Report on Form 8-K filed on May 12, 2008).

4.2	Amended and Restated By-Laws of Gentiva (incorporated by reference from Exhibit 3.1 to Gentiva’s Current Report on Form 8-K filed on November 7, 2011).

4.3	Specimen of Common Stock (incorporated by reference from Exhibit 4.1 to Gentiva’s Amendment No. 4 to the Registration Statement of Company on Form S-4 dated February 9, 2000 (File No. 333-88663)).

4.4	Stockholders’ Agreement, dated October 18, 2013, by and among Gentiva, R. Steven Hicks, as Stockholders’ Representative, and the former stockholders of Harden Healthcare Holdings, Inc. party thereto (incorporated by reference to Exhibit 10.1 to Gentiva’s Current Report on Form 8-K filed on October 22, 2013).

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).